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                                                                      Exhibit 11


                              APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

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
                                                 Three Months Ended November 30,
                                                 -------------------------------
                                                   1997                   1996
                                                 --------               --------
PRIMARY:
--------
Average shares outstanding                         13,841                 13,698

Net effect of dilutive options based
  on the treasury stock method
  using average market price                          810                    488
                                                 --------               --------
                    Total                          14,651                 14,186
                                                 ========               ========

Net earnings                                     $ 12,186               $  9,540
                                                 ========               ========

Primary earnings per share                       $   0.83               $   0.67
                                                 ========               ========

FULLY DILUTED:
--------------
Average shares outstanding                         13,841                 13,698

Net effect of dilutive options based
  on the treasury stock method
  using the greater of average
  or period-end market price                          811                    539
                                                 --------               --------
                    Total                          14,652                 14,237
                                                 ========               ========

Net earnings                                     $ 12,186               $  9,540
                                                 ========               ========

Fully diluted earnings per share                 $   0.83               $   0.67
                                                 ========               ========
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